Exhibit 99

Avnet, Inc. 2211 South 47 Street Phoenix, AZ 85034

PRESS RELEASE

January 16, 2002

Avnet, Inc. Fiscal 2002 Second Quarter Earnings Conference Call

Avnet, Inc. (NYSE:AVT) announced today that its second quarter fiscal 2002 earnings conference call will be held on:

         •     Date: Thursday, January 24, 2002

         •     Time: 2:00 PM EST / 1:00 PM CST / 12:00 Noon MST / 11:00 AM PST
         •     Phone: (719) 457-2665

Roy Vallee, Avnet’s Chairman and CEO, will comment on the Company’s Second Quarter results. Other members of Avnet’s senior management will be on the teleconference to respond to questions.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until Friday, February 8, 2002.

         •     Replay #: (719) 457-0820

         •     Confirmation #: 495030

The teleconference will also be archived on the Avnet, Inc. web site http://www.avnet.com, accessible from the Investor Relations home page.

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet’s future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management’s expectations differ during those discussions from the comments made by management on the earnings conference call, such new expectations will be posted on the Investor Relations home page of Avnet’s web site.

For more information, please contact John Hovis, Director of Investor Relations at (480) 643-7294 or john.hovis@avnet.com

Phoenix, Arizona, USA-based Avnet, Inc. (NYSE:AVT), a Fortune 500 company with fiscal year 2001 sales of 12.8 billion (year ended June 30, 2001), is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components and computer products from the leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. The Company’s web site is located at www.avnet.com.